UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12

SOLIGENIX, INC.

(Name of Registrant as Specified in Its Charter)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Notice of Special Meeting of Stockholders

to be held on Wednesday, February 8, 2023

Notice is hereby given that a Special Meeting of Stockholders of Soligenix, Inc., will be held on Wednesday, February 8, 2023, at 9:00 a.m., Eastern Standard Time. The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/sngx2023sm. You will need to have your 16-Digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials to join the Special Meeting. The Special Meeting will be held for the following purposes, each as more fully described in the Proxy Statement:

1.	The approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the Proxy Statement as Annex A, to, at the discretion of the Board of Directors, effect a reverse stock split with respect to the issued and outstanding common stock at a ratio of 1-for-2 to 1-for-20, with the ratio to be determined at the discretion of the Board of Directors and included in a public announcement (such proposal, the “Reverse Stock Split Proposal”); and
2.	The approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal.

We are submitting the Reverse Stock Split Proposal to increase the trading price of our common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe an increased stock price also may assist in capital-raising efforts by making our stock more attractive to institutional investors.

Admittance to the virtual meeting will be limited to stockholders. The Board of Directors has fixed the close of business on January 5, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters. If you want to inspect the stockholder list prior to the meeting, please call our Corporate Secretary at (609) 538-8200 to schedule an appointment. In addition, the list of stockholders also will be available during the Special Meeting through the meeting website for stockholders who choose to attend.

STOCKHOLDERS ARE URGED TO VOTE AS SOON AS POSSIBLE IN THE FOLLOWING WAYS:

●	BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available);
●	BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); or
●	BY MAIL: Mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Information concerning the matters to be acted upon at the Special Meeting is included in the Proxy Statement. Whether or not you expect to attend the Special Meeting, your vote is important.

Anuary 6
By Order of the Board of Directors,

Christopher J. Schaber, PhD, President and Chief Executive Officer
Princeton, New Jersey
January 6, 2023
Enclosures

CHAIR’S LETTER

January 6, 2023

Dear Stockholder:

On behalf of the Board of Directors, I would like to invite you to a Special Meeting of Stockholders of Soligenix, Inc. to be held on February 8, 2023, at 9:00 a.m., Eastern Standard Time. We are sensitive to the public health and travel concerns our stockholders, directors, employees and service providers may have and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by the increased rate of infection from COVID-19, seasonal influenza and respiratory syncytial virus, even as more people are becoming vaccinated. After careful consideration, we have decided to hold a virtual only stockholder meeting. We feel this decision is in the best interests for our stockholders’ health in light of the latest information and advice regarding the spread of these contagious viruses.

We appreciate your investment and continued support of our company. Last year, 2022, was a very rewarding year for us, but not without its challenges. With the support of key patient advocacy organizations, such as the Cutaneous Lymphoma Foundation, and key opinion leaders, we continued to move towards marketing approval and commercialization of HyBryte™ (SGX301 or synthetic hypericin) with the submission of our new drug application to the U.S. Food and Drug Administration for the treatment of cutaneous T-cell lymphoma (“CTCL”), a rare form of cancer and area of unmet medical need. In addition, we recently initiated a Phase 2a trial in mild to moderate psoriasis with synthetic hypericin, the same active ingredient in HyBryte™ for CTCL. Under our Public Health Solutions business segment, we continued to advance our work with University of Hawaiʻi at Mānoa on filovirus vaccines (protecting against lethal viruses such as Ebola and Marburg) having been invited by the Biomedical Advanced Research and Development Authority to submit a full contract proposal for potential non-dilutive funding of these important programs.   Unfortunately, while achieving these major milestones, our stock price did not respond as we had hoped in these difficult global market conditions. Therefore, we are now faced with having to consider a reverse stock split in order to maintain our Nasdaq listing, which is very important for the Company’s future success and should make our stock more attractive to larger institutional investors.

As you will see, this Proxy Statement contains details of the business to be conducted during the Special Meeting and describes the importance of obtaining shareholder approval of the reverse stock split. Rest assured that we do not take this matter lightly and waited as long as possible before contemplating such an action until all significant Company news was disseminated in 2022.

Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet (2) by telephone or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

As we look to the year ahead, we remain excited about the opportunities we have in terms of our business, stockholder value creation, and positive impacts on a global scale. Thank you for the trust you place in us. On behalf of all directors, I extend our gratitude for your support and request that you vote in the affirmative for the proposals to be considered at the Special Meeting.

Sincerely,

Christopher J. Schaber, PhD
Chairman of the Board of Directors,
President and Chief Executive Officer

i

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

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ii

SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Annual Meeting of Stockholders

Wednesday, February 8, 2023

Proxy Statement

This Proxy Statement has been prepared and is being distributed by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m., Eastern Time, on Wednesday, February 8, 2023, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/sngx2023sm and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to stockholders on or about January 11, 2023.

Purpose of the Special Meeting

At the Special Meeting, stockholders will act upon the following proposals:

●	The approval of an amendment (the “Reverse Stock Split Charter Amendment”) to our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board of Directors, effect a reverse stock split with respect to the issued and outstanding common stock at a ratio of 1-for-2 to 1-for-20, with the ratio to be determined at the discretion of the Board of Directors and included in a public announcement (such action, the “Reverse Stock Split,” and such proposal, the “Reverse Stock Split Proposal”);
●	The approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Voting Securities; Voting Your Shares; Proxies; Required Vote

Voting Securities

The Board of Directors has fixed the close of business on January 5, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders who owned our capital stock on the Record Date are entitled to vote at the Special Meeting. On the Record Date, there were (i) 43,335,174 shares of our common stock outstanding; and (ii) 43,335.174 shares of Series D Preferred Stock issued and outstanding.

Each share of common stock is entitled to one vote per share held on the Record Date. On December 21, 2022, the Board of Directors declared a dividend of one one-thousandth (1/1,000th) of a share of Series D Preferred Stock for each outstanding share of common stock to stockholders of record as of 5:00 p.o. Eastern Standard Time on January 3, 2023. The holders of Series D Preferred Stock have 1,000,000 votes per whole share of Series D Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series D Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Reverse Stock Split Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on any other proposals to be presented to the stockholders. Notwithstanding the foregoing, each share of Series D Preferred Stock redeemed pursuant to the Initial Redemption (as defined below) will have no voting power with respect to the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter. Unless otherwise provided on any applicable proxy, when a holder of common stock submits a vote on the Reverse Stock Split Proposal and the Adjournment Proposal, the corresponding number of shares of Series D Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of common stock (or fraction thereof) in respect of which such share of Series D Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split Proposal and the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series D Preferred Stock (or fraction thereof) held by such holder. Holders of Series D Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series D Preferred Stock on the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter brought before the Special Meeting. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Reverse Stock Split Proposal, then 10,010 votes will be recorded in favor of the Reverse Stock Split Proposal, because the stockholder’s shares of Series D Preferred Stock will automatically be voted in favor of the Reverse Stock Split Proposal alongside such stockholder’s shares of common stock.

All shares of Series D Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series D Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by the Board of Directors or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split Proposal at any meeting of stockholders held for the purpose of voting on such proposal.

Voting Your Shares

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/sngx2023sm. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting. However, even if you plan to participate in the Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:

●	BY INTERNET: Go to www.proxyvote.com and follow the instructions (have your proxy card available);
●	BY TELEPHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and
●	BY MAIL: Mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Stockholders will not be able to vote by phone if they intend to vote their shares of Series D Preferred Stock differently than their shares of Common Stock.

Proxies

You cannot vote your shares at the meeting unless you vote electronically or are represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.	“FOR” the Reverse Stock Split Proposal; and
2.	“FOR” the Adjournment Proposal.

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, or by mail, or by delivering written instructions to our Corporate Secretary before the Annual Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee (“Broker”) that holds their shares or by voting online during the meeting.

Required Vote

FOR” vote of the majority of the voting power of the outstanding shares of common stock and Series D Preferred Stock entitled to vote on the proposal, voting together as a single class.

 - Voting Securities” for a description of the Series D Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Reverse Stock Split Proposal and the Adjournment Proposal. Shares of Series D Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on either the Reverse Stock Split Proposal or the Adjournment Proposal and will be excluded from the calculation as to whether such proposals pass at the Special Meeting. Due to the voting power of the shares of Series D Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Stock Split Proposal and the Adjournment Proposal, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or attend the Special Meeting will effectively have enhanced voting power on the two proposals over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that the Reverse Stock Split Proposal and the Adjournment Proposal could each be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock.

Proposal 1 – Reverse Stock Split Proposal

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of common stock and Series D Preferred Stock entitled to vote on the proposal, voting together as a single class.

Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the Series D Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Reverse Stock Split Proposal and the Adjournment Proposal. Shares of Series D Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on either the Reverse Stock Split Proposal or the Adjournment Proposal and will be excluded from the calculation as to whether such proposals pass at the Special Meeting. Due to the voting power of the shares of Series D Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Stock Split Proposal and the Adjournment Proposal, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or attend the Special Meeting will effectively have enhanced voting power on the two proposals over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that the Reverse Stock Split Proposal and the Adjournment Proposal could each be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock.

Proposal 2 – Adjournment Proposal

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of common stock and Series D Preferred Stock present in person (which would include voting online at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

Abstentions and Broker Non-Votes

Abstentions are included in the determination of the number of shares of common stock and Series D Preferred Stock present at the Special Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting. Accordingly, an abstention will have the effect of a vote against Proposals 1 and 2.

Proposal 1 (the Reverse Stock Split Proposal); and Proposal 2 (the Adjournment Proposal) are considered “routine” matters. Brokers who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share.

Broker non-votes will be included in the determination of the number of shares of common stock and Series D Preferred Stock present at the Special Meeting for determining a quorum at the meeting. Broker non-votes will have the effect of a vote against Proposal 1, but Broker non-votes will have no effect on the approval of Proposal 2 as Broker non-votes are not considered “entitled to vote.”  Because your broker will have discretionary voting authority with respect to Proposals 1 and 2, a Broker non-vote would only arise in the event that your Broker does not receive your voting instructions and chooses not to exercise its discretionary voting authority with respect to such matter.

If your shares are held in the name of a Broker, you should check with your Broker and follow the voting instructions provided. Attendance at the Special Meeting alone will not revoke your proxy.

Quorum

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of the stock issued, outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting for purposes of determining the presence of a quorum. Abstentions and Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Special Meeting.

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PROPOSAL 1

APPROVAL OF THE AMENDMENT

TO OUR SECOND AMENDED AND RESTATED CHARTER

TO EFFECT THE REVERSE STOCK SPLIT

Background and Proposed Amendment

As of the Record Date, our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), authorizes the Company to issue a total of 125,350,000 shares of capital stock, consisting of (a) 75,000,000 shares of common stock, (b) 180,000 shares of “Preferred Stock,” (c) 10,000 shares of “Series B Convertible Preferred Stock,” (d) 10,000 shares of “Series C Convertible Preferred Stock,” (e) 50,000 shares of Series D Preferred Stock, and (d) 100,000 shares of “Series A Junior Participating Preferred Stock.”

On December 21, 2022, subject to stockholder approval, the Board of Directors approved an amendment to our Charter to, at the discretion of the Board of Directors, effect the Reverse Stock Split of our common stock at a ratio of 1-for-2 to 1-for-20, with the exact ratio within such range to be determined by the Board of Directors at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 20 shares of our outstanding common stock would be combined and reclassified into one share of common stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board of Directors based upon its evaluation as to when such action would be most advantageous to us and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board of Directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, our ability to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of our common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the common stock following the Reverse Stock Split. If the Board of Directors determines that it is in the best interests of us and our stockholders to effect the Reverse Stock Split, it will hold a Board of Directors meeting, or act by written consent, to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the Reverse Stock Split, see below under “Determination of the Reverse Stock Split Ratio” and “Board of Directors Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable. The Board of Directors has determined that the amendment is advisable and in the best interests of us and our stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

Maintain Nasdaq Listing

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our common stock may also assist in our capital-raising efforts by making our common stock more attractive to a broader range of investors, including institutional investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

On December 20, 2021, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of common stock for the 30 consecutive business day period between November 4, 2021, through December 17, 2021, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we would be provided with a compliance period of 180 calendar days, or until June 20, 2022, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On June 21, 2022, the Company delivered to Nasdaq a confidential plan to regain compliance with Nasdaq Listing Rule 5810(c)(3)(A). On June 22, 2022, Nasdaq sent us a second notice, indicating that we were eligible for an additional 180 period, or until December 19, 2022, in which to regain compliance. Additionally, on November 16, 2022, Nasdaq notified us that we no longer complied with the continued listing requirement to maintain a minimum of $2,500,000 in stockholders’ equity nor did we meet the alternatives of market value of listed securities or net income from continuing operations.

On December 14, 2022, we sent Nasdaq a letter explaining the reasons why we had not taken definitive actions toward effecting a reverse stock split, including but not limited to, gauging the market’s response to the announcement of the submission of the new drug application for HyBryte™ in the treatment of cutaneous T-cell lymphoma, and requesting addition time to regain compliance. On December 20, 2022, we received written notice (the “Notice”) from Nasdaq stating that we had not complied with the minimum bid price requirement. The Notice indicated that the common stock would be suspended from trading on Nasdaq unless we request a hearing before a hearings panel by December 27, 2022. We intend to timely request a hearing, which will stay any trading suspension of the common stock until completion of the Nasdaq hearing process and expiration of any additional extension period granted by the panel following the hearing. In order to regain compliance with Nasdaq’s minimum bid price requirement, our common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the compliance period. Further, we will need to regain compliance with the continued listing requirement to maintain a minimum of $2,500,000 in stockholders’ equity and are evaluating our options to do so.

We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our common stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide the Board of Directors flexibility to make our common stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our common stock and may facilitate future sales of our common stock. The Reverse Stock Split could also increase interest in our common stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of us and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board of Directors approved the Reverse Stock Split as being in the best interests of the Company.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split may not increase the price of our common stock over the long-term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market, so that we can remain a Nasdaq-listed company. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split may decrease the liquidity of our common stock.

The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, the Board of Directors will not have the authority to effect the Reverse Stock Split Charter Amendment to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board of Directors to effect the Reverse Stock Split would expose us to delisting from Nasdaq. Upon delisting from Nasdaq, our stock would be traded in the over-

the-counter (“OTC”) market via a broker-dealer network. Investors may be required to take additional steps and/or pay additional fees when trading OTC securities because trades must be made through market makers who carry an inventory of securities to facilitate trading. Some institutional investors and retail brokers refrain from buying OTC securities, as they are generally considered to be more risky, with less stringent reporting requirements and lower transparency associated with these securities. As a result, OTC securities have less liquidity than securities traded on a national exchange, such as Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board of Directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of us and our stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board of Directors will not be more than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;
●	the per share price of our common stock immediately prior to the Reverse Stock Split;
●	the expected stability of the per share price of our common stock following the Reverse Stock Split;
●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board of Directors chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board of Directors Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board of Directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board of Directors currently intends to effect the Reverse Stock Split. If the trading price of our common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from Nasdaq, including for other reasons.

If our stockholders approve the Reverse Stock Split proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of us and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Charter Amendment will be abandoned.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock by a Reverse Stock Split ratio of 1-for-2 to 1-for-20. Accordingly, each of our stockholders will own fewer shares of common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.001.

As of the Record Date, we had 43,335,174 shares of common stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-2 or 1-for-20, the number of issued and outstanding shares of common stock after the Reverse Stock Split would be approximately 21,667,587 shares and 2,166,758 shares, respectively.

All shares of Series D Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series D Preferred Stock that were not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by the Board of Directors or (ii) automatically upon the approval by the stockholders of the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split. Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the voting power of the Series D Preferred Stock.

We are currently authorized to issue a maximum of 75,000,000 shares of our common stock. As of the Record Date, there were 43,335,174 shares of our common stock issued and outstanding. The number of authorized shares of our common stock will not change as a result of the Reverse Stock Split; however, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board of Directors will have the authority, subject to applicable laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board of Directors deems appropriate. We currently do not have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans

If the Reverse Stock Split is effected, the terms of outstanding equity awards granted under the  2005 Equity Incentive Plan (the “2005 Plan”) and the 2015 Equity Incentive Plan (the “Incentive Plan”), including (i) the number of shares and type of common stock subject to outstanding awards; and (ii) the per share exercise price of each outstanding award, will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number.

The maximum number of shares of common stock available for issuance under the 2015 Plan is 6,000,000 shares.  The maximum number of shares of our common stock for which stock options may be granted to any person in any calendar year, the maximum benefit that will be paid to any person under performance awards in any calendar year, and the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value (unless granted in lieu of cash compensation equal to such fair market value), in each case is 200,000. None of these limitations will change as a result of the Reverse Stock Split. Thus, the Reverse Stock Split will effectively increase these limits under the 2015 Plan.

Prior to the Reverse Stock Split, the maximum number of shares of common stock available for issuance under the 2005 Equity Incentive Plan is 300,000 shares. We do not have any shares available for future awards under the 2005 Plan. As such, in addition, the total number of shares of common stock that may be the subject of future grants under the Incentive Plan, all plan limits (e.g., the total number of shares subject to the 2005 Plan and the 2005 Plan’s limit on the number of stock options or stock appreciation rights that may be granted in any calendar year) will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split.

Effects of the Reverse Stock Split on Regulatory Matters

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the U.S. Securities and Exchange Commission (the “SEC”).

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split.

Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of common stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of common stock will be:

●	rounded up to the nearest whole share of common stock, if such shares of common stock are held directly; or
●	rounded down to the nearest whole share of common stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.

Exchange of Share Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split common stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, our transfer agent will mail a letter of transmittal to the stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock to our transfer agent in exchange for certificate(s) representing post-Reverse Stock Split shares of common stock. No certificate(s) representing post-Reverse Stock Split shares of common stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of common stock, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of common stock for certificate(s) representing post-Reverse Stock Split shares of common stock registered in the same name.

Stockholders who hold uncertificated shares of common stock electronically in “book-entry” form will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of common stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of common stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of common stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split common stock after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and the current treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax or U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of common stock were, and the post-Reverse Stock Split shares of common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	a citizen or resident of the U.S.;
●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split common stock for post-Reverse Stock Split common stock. The aggregate tax basis of the post-Reverse Stock Split common stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split common stock should include the period during which the stockholder held the pre-Reverse Stock Split common stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of common stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Vote Required

The approval of the Reverse Stock Split Proposal requires the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of common stock and Series D Preferred Stock entitled to vote on the proposal, voting together as a single class. Each of the failure to vote by proxy or to vote online at the meeting, an abstention and a Broker non-vote will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any Broker non-votes on this proposal and a failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.

Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the voting power of the Series D Preferred Stock and the consequences of not voting.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the Reverse Stock Split Proposal.

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PROPOSAL 2

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if the number of shares of common stock and Series D Preferred Stock cast in favor of the Reverse Stock Proposal at the Special Meeting is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

Shares of Series D Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal and the Adjournment Proposal presented at the Special Meeting or otherwise as required by law.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock and Series D Preferred Stock, as counted to mirror the common stock votes cast, will vote against the Reverse Stock Split Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Charter Amendment and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative “FOR” vote of the majority of the voting power of the shares of common stock and Series D Preferred Stock entitled to vote on the proposal, voting together as a single class, present or represented by proxy at the Special Meeting is required to approve this proposal. Each of the failure to vote by proxy or to vote online at the meeting and a Broker non-vote will have no effect on the Adjournment Proposal. An abstention will have the same practical effect as a vote against this proposal. As described above, the Adjournment Proposal is considered a “routine” matter. Therefore, your Broker may vote your shares without receiving instructions from you on this proposal and accordingly, we do not expect any Broker non-votes on this proposal. A failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.

Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the voting power of the Series D Preferred Stock and the consequences of not voting.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the Adjournment Proposal.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of common stock and the Series D Preferred Stock as of the Record Date, of (1) each person or entity that we know owns beneficially 5% or more of the shares of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of stock held by them.

			Number of Shares of	Percentage of
	Number of Shares of		Series D Preferred	Voting Power
	Common Stock	Percentage	Stock Beneficially	on Proposals 1
Name of Beneficial Owner	Beneficially Owned	of Class	Owned(1)	and 2
Christopher J. Schaber (1)	622,095	1.42%	90.095	*
Gregg A. Lapointe (2)	134,004	*	7.379	*
Diane L. Parks (3)	116,761	*	14.940	*
Robert J. Rubin (4)	131,010	*	4.385	*
Jerome B. Zeldis (5)	149,542	*	22.917	*
Jonathan Guarino (6)	136,000	*	11.000	*
Oreola Donini (7)	278,500	*	-	*
Richard Straube (8)	225,000	*	8.000	*
All directors and executive officers as a group (8 persons) (9)	1,792,911	3.99%	158.716	*

(1)	Includes 90,095 shares of common stock owned by Dr. Schaber, options to purchase 532,000 shares of common stock exercisable within 60 days of the Record Date. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(2)	Includes 7,379 shares of common stock and options to purchase 126,625 shares of common stock exercisable within 60 days of the Record Date. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(3)	Includes 14,940 shares of common stock and options to purchase 101,821 shares of common stock exercisable within 60 days of the Record Date. The address of Ms. Parks is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(4)	Includes 4,385 shares of common stock and options to purchase 126,625 shares of common stock exercisable within 60 days of the Record Date. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(5)	Includes 22,917 shares of common stock and options to purchase 126,625 shares of common stock exercisable within 60 days of the Record Date. The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(6)	Includes 11,000 shares of common stock and options to purchase 125,000 shares of common stock owned by Mr. Guarino exercisable within 60 days of the Record Date. The address of Mr. Guarino is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(7)	Includes options to purchase 278,500 shares of common stock owned by Dr. Donini exercisable within 60 days of the Record Date. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.
(8)	Includes options to purchase 8,000 shares of common stock and options to purchase 217,000 shares of common stock within 60 days of the Record Date. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(9)	Includes 158,716 shares of common stock and options to purchase 1,634,196 shares of common stock exercisable within 60 days of the Record Date.
*	Indicates less than 1%.
**

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 43,335,174 shares of common stock and 43,335.174 shares of Series D Preferred Stock outstanding as of the Record Date.

Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Plan, which was approved by stockholders on December 29, 2005. The maximum number of shares of our Common Stock available for issuance under the 2005 Equity Incentive Plan is 300,000 shares. In April 2015, our Board of Directors approved the 2015 Plan, which was approved by stockholders on June 18, 2015. The maximum number of shares of our Common Stock available for issuance under the 2015 Equity Incentive Plan is 6,000,000 shares, but was 2,000,000 as of December 31, 2021.

The following table sets forth certain information as of December 31, 2021, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:

●	all compensation plans previously approved by our security holders; and
●	all compensation plans not previously approved by our security holders.

Number of
Securities
Remaining
	Number of	Weighted-	Available for
	Securities to	Average	Future Issuance
	be Issued upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding Options,	Outstanding	Plans (excluding
	Warrants and	Options,	securities
Plan Category	Rights	Warrants and Rights	reflected in the first column)
Equity compensation plans approved by security holders(1)	2,885,022	$1.84	3,193,969
Equity compensation plans not approved by security holders	—	—	—
Total	2,885,022	$1.84	3,193,969

(1)	Includes the 2005 Plan and the 2015 Plan. The 2005 Plan expired in 2015 and thus no securities remain available for future issuance under that plan.

OTHER MATTERS

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Deadline for Stockholder Proposals

As previously stated in the Company’s proxy statement filed with the SEC on August 5, 2022, under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2023 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than April 7, 2023. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2023 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one-year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Meeting Materials

Some Broker record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the documents to you if you notify our Secretary at our executive offices of your desire to receive additional copies. If you wish to receive separate copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, or other proxy materials, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your Broker record holder, or you may contact us at our executive offices.

Where You Can Find Additional Information

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

Costs of Solicitation

Proxies are being solicited by the Board on behalf of the Company. In addition, we have engaged Alliance Advisors, Inc. (“Alliance Advisors”), the proxy solicitation firm hired by us, at an approximate cost of $90,000, plus reimbursement expenses, to solicit proxies on behalf of the Board of Directors. Alliance Advisors may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Alliance Advisors as well as the reimbursement of expenses of Alliance Advisors will be borne by us. In addition, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

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ANNEX A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of Soligenix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The name of the Corporation is Soligenix, Inc.

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is seventy five million three hundred fifty thousand (75,350,000) shares, of which (a) seventy five million (75,000,000) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) one hundred eighty thousand (180,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” (d) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” (e) fifty thousand (50,000) shares, of a par value of $.001 per share, shall be of a class designated “Series D Convertible Preferred Stock,” and (f) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.  The total number of shares of capital stock of all classes which the Corporation shall have authority to issue will not change as a result of the Reverse Stock Split (as defined below).

Upon this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [  ] ([  ]) shares of the Corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, $.001 per share (the “New Common Stock”), of the Corporation (the “Reverse Stock Split”).

No fractional shares of New Common Stock of the Corporation shall be issued. The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.

Upon the Effective Time, the terms of outstanding equity awards granted under the Corporation’s 2005 Equity Incentive Plan (the “2005 Plan”) and the Corporation’s 2015 Equity Incentive Plan (the “2015 Plan”), including (i) the number of shares and type of common stock subject to outstanding awards; and (ii) the per share exercise price of each outstanding award, shall be proportionally adjusted to the end that the same proportion of issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of Common Stock (or other securities or property) subject to any award shall always be a whole number.

Immediately prior to the Effective Time, under the 2015 Plan (a) the maximum number of shares of Common Stock available for issuance is 6,000,000 shares; and (b) (i) the maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year, (ii) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (iii) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value (unless granted in lieu of cash compensation equal to such fair market value), in each case is 200,000 (collectively, the “Plan Limitations”).  None of the Plan Limitations will change as a result of the Reverse Stock Split. Thus, the Reverse Stock Split will effectively increase the Plan Limitations.

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:”

FOURTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective at 12:01 a.m. Eastern Standard Time on ___, 2023.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this ____ day of ________, 2023 and affirms the statements contained herein as true under penalty of perjury.

Soligenix, Inc.

By:
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

SOLIGENIX, INC.

OPTIONAL: If you would like to vote your Series D preferred shares in a DIFFERENT manner from your common stock on Proposal 1 & 2, please indicate below how you instruct that vote. If left blank, your preferred shares will be voted in the same exact manner as your common shares.

1____

2____

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO

VIEW MATERIALS & VOTE

SOLIGENIX, INC.

29 EMMONS DRIVE SUITE B-10 PRINCETON, NJ 08540

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SNGX2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 7, 2023. Have your proxy card in hand when you call and then follow the instructions. You can not vote by phone if you plan to vote your preferred shares differently.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94961-S59646

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

D94962-S59646

SOLIGENIX, INC.

Special Meeting of Stockholders February 8, 2023 9:00 AM ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Jonathan Guarino, the Senior Vice President and Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock of Soligenix, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually via the Internet, on February 8, 2023, at 9:00 a.m., Eastern Time, or any adjournment or postponement thereof. The 16-digit control number included on this proxy card will be required to access the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

The Board of Directors recommends you vote (1) "FOR" the approval of the amendment to the Company's Second Amended and Restated Certificate of Incorporation; (2) "FOR" to approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor for Proposal 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

CONTINUED AND TO BE SIGNED ON REVERSE